EXHIBIT 99.1

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS RECORD
SECOND QUARTER RESULTS

Second Quarter Highlights Include:

•	Record net income of $16.4 million, up 8%

•	Earnings per share of $.25, up 7%

•	Return on equity of 17.11%

•	Strong annualized consumer loan growth of 21%

•	Annualized core deposit growth of 9%

•	Net charge-off ratio remains below peer at 4 basis points

ANN ARBOR, Michigan-July 14, 2004-Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the quarter ended June 30, 2004 of $16,368,000, an increase of 8% over net income of $15,158,000 earned for the second quarter in 2003. Diluted earnings per share were $.25, up 7% from $.24 earned in 2003. Net income generated annualized returns of 1.17% on average assets and 17.11% on average shareholders’ equity for the second quarter of 2004.

Net income for the six months ended June 30, 2004 was $32,667,000, compared to net income of $30,311,000 earned for the same period in 2003. For the six month period ending June 30, 2004, diluted earnings per share were $.50, an increase of 7% over the $.47 earned in 2003. Annualized returns on average assets and average shareholders’ equity for the first six months of 2004 were 1.18% and 17.13%, respectively.

“We are very pleased to report another record quarter for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Our retail banking business line continues to have very strong growth in consumer loans and core deposits. Our commercial banking division had record closings in the Small Business Administration lending area during the quarter. Mortgage banking results reflected higher closing volumes and an increase in income compared to the first quarter of 2004. Our balanced business model continues to deliver positive results with strong growth of quality assets and core deposits, and solid control over costs,” added Mr. Cluckey.

Results for the second quarter of 2004 reflect strong performance from the Company’s three business lines.

Retail Banking

•	Retail banking results were very strong during the quarter. The consumer loan portfolio, primarily home equity loans, grew $33 million, or 21% annualized over March 31, 2004. The Company also had continued growth in core deposits, which increased $32 million, or 9% annualized for the quarter.

Commercial Banking

•	SBA closings for the quarter were $15 million, up 19% from the second quarter of 2003. The commercial loan portfolio grew $10 million, or 3% annualized over March 31, 2004.

Mortgage Banking

•	During the second quarter of 2004, the Company originated $619 million in single-family residential mortgages. At June 30, 2004, the Company’s mortgage loan pipeline of applications in process was $489 million.

Income Statement
 Net interest income increased $332,000, or 1%, for the quarter ended June 30, 2004 compared to the second quarter of 2003 and increased $318,000, or 1%, over the first quarter of 2004. These increases are primarily the result of a 16% increase in average earning assets for the second quarter of 2004 compared to the second quarter of 2003 and 4% growth in average earning assets over the quarter ended March 31, 2004.

Total noninterest income increased $1.7 million, or 16%, for the quarter ended June 30, 2004 compared to the first quarter of 2004. The increase was primarily due to higher levels of service charges, mortgage banking income, and gains on sale of SBA loans. Excluding mortgage banking income, total noninterest income for the quarter ended June 30, 2004 increased $910,000, or 18%, compared to the second quarter of 2003. The increase was due primarily to higher levels of service charges and gains on sale of SBA loans.

Total noninterest expense increased $2.4 million, or 11% for the quarter ended June 30, 2004, compared to the first quarter of 2004. The increase was primarily a result of an increase of $1.7 million in salaries and employee benefits related to employee incentive accruals and an increase in other noninterest expense of $776,000. Total noninterest expense decreased $3.3 million, or 12% for the quarter ended June 30, 2004 compared to the second quarter of 2003. The decrease was primarily due to a $2.2 million decrease in salaries and employee benefits related to employee incentive accruals, and a $1 million decrease in other noninterest expense reflecting lower residential mortgage closing volume in 2004 compared to 2003.

The Company’s efficiency ratio of 48.66% for the quarter ended June 30, 2004 remains below peer.

Asset Quality and Capital
 The Company’s asset quality remains very sound. Total non-performing assets decreased $859,000, or 2%, from March 31, 2004. Net charge-offs to total average loans were only 4 basis points for the quarter ended June 30, 2004 and remain substantially below the Company’s peer group. The Company’s allowance for loan losses to loans, excluding residential real estate mortgages, was 1.94% at June 30, 2004.

The Company’s capital ratios continue to be in excess of the requirements for a well-capitalized bank. At June 30, 2004, the Company’s total risk-based capital ratio was a strong 12.92% and the Tier 1 leverage ratio was 7.82%.

As previously announced, the Company declared an $.11 per share cash dividend to shareholders of record as of September 10, 2004 and payable October 4, 2004. This represents a 16% increase from the most recent cash dividend of $.095 paid on July 6, 2004.

About the Company
 Republic Bancorp Inc., with $5.7 billion in assets, is the third largest bank holding company headquartered in Michigan and the 78th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 94 retail, commercial and mortgage banking offices and 89 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 10th consecutive year and one of the Midwest’s top retail mortgage lenders. Republic was recently named as the 5th Best Company to Work For by FORTUNE magazine (marking the fourth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for three years in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company has declared an $.11 per share quarterly cash dividend ($.44 per share annually) payable October 4, 2004, which represents an annual yield of approximately 3.2% based on the Company’s current stock price.

Safe Harbor Statement
 As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2004	2004	2003	2003
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$60,868	$56,748	$63,858	$89,976
Mortgage loans held for sale	54,836	140,848	135,360	479,753
Securities available for sale	754,632	713,265	607,450	292,722
Securities held to maturity (at cost)	240,081	235,552	156,555	—
Loans	4,356,280	4,166,900	4,157,514	3,954,998
Less allowance for loan losses	(43,086)	(41,556)	(40,271)	(38,269)

Net loans	4,313,194	4,125,344	4,117,243	3,916,729

Federal Home Loan Bank stock (at cost)	80,503	80,503	80,500	79,510
Premises and equipment	27,400	28,570	26,928	27,084
Bank owned life insurance	110,813	109,633	108,330	89,192
Other assets	69,166	59,996	57,464	55,989

Total assets	$5,711,493	$5,550,459	$5,353,688	$5,030,955

LIABILITIES
Noninterest-bearing deposits	$294,355	$273,056	$256,265	$298,832
Interest-bearing deposits:
NOW accounts	189,904	182,229	184,217	179,855
Savings and money market accounts	1,065,516	1,064,319	1,054,857	972,034
Certificates of deposit under $100,000	665,841	680,647	678,758	723,278
Certificates of deposit $100,000 or greater	608,565	690,118	641,172	642,555

Total interest-bearing deposits	2,529,826	2,617,313	2,559,004	2,517,722

Total deposits	2,824,181	2,890,369	2,815,269	2,816,554

Federal funds purchased and other short-term borrowings	595,147	560,044	491,245	266,499
Short-term FHLB advances	391,000	175,000	280,000	405,000
Long-term FHLB advances and reverse repurchase agreements	1,411,003	1,429,244	1,286,726	1,042,804
Accrued expenses and other liabilities	58,209	58,902	61,028	98,836
Long-term debt	50,000	50,000	50,000	50,000

Total liabilities	5,329,540	5,163,559	4,984,268	4,679,693
SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 64,035,000, 64,006,000, 63,527,000, and 63,114,000 issued and outstanding, respectively	320,177	320,028	317,633	286,883
Capital surplus	53,709	53,559	50,358	38,081
Unearned compensation — restricted stock	(4,197)	(4,731)	(1,666)	(2,357)
Retained earnings	24,414	14,125	3,893	24,952
Accumulated other comprehensive income (loss)	(12,150)	3,919	(798)	3,703

Total shareholders’ equity	381,953	386,900	369,420	351,262

Total liabilities and shareholders’ equity	$5,711,493	$5,550,459	$5,353,688	$5,030,955

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Interest Income
Loans, including fees	$57,298	$62,944	$115,294	125,880
Investment securities	10,694	3,898	20,517	6,712

Total interest income	67,992	66,842	135,811	132,592

Interest Expense
Deposits	12,667	14,432	25,704	29,926
Short-term borrowings	2,319	1,995	4,337	3,506
Long-term FHLB advances and reverse repurchase agreements	15,734	13,475	31,544	26,581
Long-term debt	1,075	1,075	2,150	2,189

Total interest expense	31,795	30,977	63,735	62,202

Net interest income	36,197	35,865	72,076	70,390
Provision for loan losses	2,000	3,000	4,500	6,000

Net interest income after provision for loan losses	34,197	32,865	67,576	64,390

Noninterest Income
Service charges	3,005	2,735	5,702	5,387
Mortgage banking income	6,566	10,455	11,740	20,191
Gain on sale of securities	674	432	1,362	880
Gain on sale of SBA loans	665	96	1,186	291
Income from bank owned life insurance	1,180	1,320	2,483	2,615
Other noninterest income	428	459	859	994

Total noninterest income	12,518	15,497	23,332	30,358

Noninterest Expense
Salaries and employee benefits	13,835	16,040	25,924	30,455
Occupancy expense of premises	2,476	2,496	5,095	5,139
Equipment expense	1,652	1,721	3,326	3,426
Other noninterest expense	5,416	6,444	10,056	12,063

Total noninterest expense	23,379	26,701	44,401	51,083

Income before income taxes	23,336	21,661	46,507	43,665
Provision for income taxes	6,968	6,503	13,840	13,354

Net income	$16,368	$15,158	$32,667	$30,311

Basic earnings per share	$.26	$.24	$.51	$.48

Diluted earnings per share	$.25	$.24	$.50	$.47

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$298	$1,094	$540	$1,917
Adjustable rate	321	216	504	381

Total residential mortgage loan closings	$619	$1,310	1,044	$2,298

Conventional loans	$454	$1,097	761	$1,916
Government loans	44	86	96	149
Jumbo and other loans	121	127	187	233

Total residential mortgage loan closings	$619	$1,310	1,044	$2,298

Refinances (percent of total)	44%	71%	45%	73%
Performance Ratios (annualized for the quarter):
Return on average assets	1.17%	1.25%	1.18%	1.28%
Return on average equity	17.11%	17.46%	17.13%	17.67%
Net interest margin	2.75%	3.15%	2.79%	3.14%
Efficiency ratio (1)	48.66%	52.43%	47.21%	51.15%
Per Common Share Data:
Average common shares outstanding — diluted	64,763	64,116	64,692	64,123
Cash dividends declared	$.095	$.077	.19	$.155
Book value	$5.96	$5.57	5.96	$5.57
Tangible book value	$5.88	$5.47	5.88	$5.47

	June 30,	Mar. 31,	Dec. 31,	June 30,
	2004	2004	2003	2003

Capital Ratios:
Shareholders’ equity to assets	6.69%	6.97%	6.90%	6.98%
Tier 1 risk-based capital	11.77%	11.84%	11.72%	11.38%
Total risk-based capital	12.92%	12.99%	12.85%	12.50%
Tier 1 leverage	7.82%	7.89%	8.04%	8.09%

(1) Includes total noninterest expense, divided by total revenue, excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2004			June 30, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$903	$1	0.65%	$338	$1	0.61%
Mortgage loans held for sale	127,606	1,754	5.50	371,728	5,247	5.65
Securities available for sale	740,597	8,217	4.45	266,366	3,592	5.39
Securities held to maturity	236,784	2,654	4.48	—	—	—
Portfolio loans:
Commercial loans	1,544,344	21,206	5.43	1,468,123	22,733	6.13
Residential real estate mortgage loans	2,014,715	25,684	5.10	1,879,731	26,115	5.56
Installment loans	656,756	8,654	5.28	582,712	8,849	6.09

Total loans, net of unearned income	4,215,815	55,544	5.25	3,930,566	57,697	5.85
FHLB stock	80,721	852	4.23	79,280	1,043	5.26

Total interest-earning assets	5,402,426	69,022	5.10	4,648,278	67,580	5.80
Allowance for loan losses	(42,615)			(37,986)
Cash and due from banks	56,025			65,150
Other assets	196,882			164,785

Total assets	$5,612,718			$4,840,227

Average Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$191,335	$131	0.27%	$179,959	$161	0.36%
Savings and money market accounts	1,056,628	3,189	1.21	953,788	3,285	1.38
Time deposits	1,334,148	9,347	2.81	1,408,252	10,986	3.13

Total interest-bearing deposits	2,582,111	12,667	1.97	2,541,999	14,432	2.28
Short-term borrowings	854,019	2,319	1.07	558,493	1,995	1.41
Long-term FHLB advances and
reverse repurchase agreements	1,421,560	15,734	4.38	1,031,727	13,475	5.17
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60

Total interest-bearing liabilities	4,907,690	31,795	2.58	4,182,219	30,977	2.95

Noninterest-bearing deposits	283,691			273,858
Other liabilities	38,708			36,980

Total liabilities	5,230,089			4,493,057
Shareholders’ equity	382,629			347,170

Total liabilities and shareholders’ equity	$5,612,718			$4,840,227

Net interest income/ rate spread (FTE)		$37,227	2.52%		$36,603	2.85%

FTE adjustment		$1,030			$738

Impact of noninterest- bearing sources of funds			0.23%			0.30%

Net interest margin (FTE)			2.75%			3.15%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2004			June 30, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$671	$2	0.68%	$282	$2	1.09%
Mortgage loans held for sale	110,225	3,128	5.68	404,546	11,517	5.69
Securities available for sale	706,090	15,799	4.49	229,666	5,736	5.00
Securities held to maturity	212,724	4,825	4.54	—	—	—
Portfolio loans:
Commercial loans	1,535,407	42,323	5.45	1,471,111	45,891	6.20
Residential real estate mortgage loans	2,021,182	52,770	5.22	1,784,837	50,528	5.66
Installment loans	642,868	17,073	5.33	585,274	17,944	6.18

Total loans, net of unearned income	4,199,457	112,166	5.32	3,841,222	114,363	5.95
FHLB stock	80,727	1,909	4.74	78,874	2,155	5.46

Total interest-earning assets	5,309,894	137,829	5.18	4,554,590	133,773	5.87
Allowance for loan losses	(41,769)			(37,251)
Cash and due from banks	54,154			64,716
Other assets	192,962			164,601

Total assets	$5,515,241			$4,746,656

Average Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$187,539	$255	0.27%	$178,200	$347	0.39%
Savings and money market accounts	1,048,983	6,656	1.27	941,722	7,033	1.51
Time deposits	1,340,993	18,793	2.81	1,429,920	22,546	3.18

Total interest-bearing deposits	2,577,515	25,704	2.00	2,549,842	29,926	2.37
Short-term borrowings	790,838	4,337	1.08	490,325	3,506	1.51
Long-term FHLB advances and reverse repurchase agreements	1,408,890	31,544	4.43	1,012,054	26,581	5.22
Long-term debt	50,000	2,150	8.60	51,125	2,189	8.56

Total interest-bearing liabilities	4,827,243	63,735	2.63	4,103,346	62,202	3.04

Noninterest-bearing deposits	269,031			262,403
Other liabilities	37,609			37,844

Total liabilities	5,133,883			4,403,593
Shareholders’ equity	381,358			343,063

Total liabilities and shareholders’ equity	$5,515,241			$4,746,656

Net interest income/ Rate spread (FTE)		$74,094	2.55%		$71,571	2.83%

FTE adjustment		$2,018			$1,181

Impact of noninterest- bearing sources of funds			0.24%			0.31%

Net interest margin (FTE)			2.79%			3.14%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2004	2004	2003	2003
Portfolio Loan Summary:
Commercial loans:
Commercial and industrial	$40,292	$38,659	$38,319	$44,352
Commercial real estate mortgage	1,512,948	1,504,112	1,482,814	1,432,456

Total commercial loans	1,553,240	1,542,771	1,521,133	1,476,808
Residential real estate mortgages	2,130,310	1,982,025	2,014,809	1,894,246
Installment loans (1)	672,730	642,104	621,572	583,944

Total portfolio loans	$4,356,280	$4,166,900	$4,157,514	$3,954,998

Non-performing assets:
Non-accrual loans:
Commercial	$22,889	$24,124	$27,666	$16,696
Residential real estate mortgage	11,476	11,656	11,181	10,534
Installment	1,070	639	873	1,523

Total non-accrual loans	35,435	36,419	39,720	28,753
Restructured loans	—	—	—	—
Other real estate owned	3,854	3,729	2,718	3,456

Total non-performing assets	$39,289	$40,148	$42,438	$32,209

Allowance for Loan Losses (for the quarter):
Balance at beginning of period	$41,556	$40,271	$39,212	$37,185
Loans charged off:
Commercial	1,131	1,344	1,618	1,542
Residential real estate mortgage	391	71	54	189
Installment	397	420	669	672

Total charge-offs	1,919	1,835	2,341	2,403

Recoveries:
Commercial	1,235	427	263	259
Residential real estate mortgage	—	—	—	—
Installment	214	193	137	228

Total recoveries	1,449	620	400	487

Net charge-offs	470	1,215	1,941	1,916
Provision charged to expense	2,000	2,500	3,000	3,000

Balance at end of period	$43,086	$41,556	$40,271	$38,269

(1)	Includes indirect installment loan balances at June 30, 2004, March 31, 2004, December 31, 2003 and June 30, 2003 of $7.9 million, $10.4 million, $13.4 million and $22.2 million, respectively.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA

	June 30,	March 31,	Dec. 31,	June 30,
	2004	2004	2003	2003
Asset Quality Ratios:
Non-performing assets to loans and other real estate owned	.90%	.96%	1.02%	.81%
Non-performing assets to total assets	.69%	.72%	.79%	.64%
Allowance for loan losses to non-performing loans	121.59%	114.11%	101.39%	133.10%
Allowance for loan losses to loans	.99%	1.00%	.97%	.97%
Allowance for loan losses to loans (excluding residential real estate mortgages)	1.94%	1.90%	1.88%	1.86%
Net charge-offs to average loans: (1)
Commercial loans	(.03%)	.24%	.36%	.35%
Residential real estate mortgage loans	.08%	.01%	.01%	.04%
Installment loans	.11%	.14%	.35%	.30%

Total loans	.04%	.12%	.19%	.19%

Earnings coverage of net charge-offs (2)	52.47x	20.56x	11.83x	12.65x

(1)	Quarter-to-date, annualized.
(2)	Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.